                                                                    EXHIBIT 99.1


O'CHARLEY'S INC.                                              (FORBES 2002 LOGO)

NEWS RELEASE

CONTACT:   A. Chad Fitzhugh
           Chief Financial Officer
           (615) 782-8818


                 O'CHARLEY'S INC. REPORTS FIRST QUARTER RESULTS


COMPANY HIGHLIGHTS

-  REVENUES INCREASED 43.7% TO $215 MILLION
-  EARNINGS UP 10.4%
-  MARKS FIRST QUARTER AS MULTI-CONCEPT CASUAL DINING OPERATOR

NASHVILLE, Tenn. (May 13, 2003) -- O'Charley's Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, today reported revenues and earnings per share for the 16-week period ended April 20, 2003.

Financial and Operational Highlights

         For the 16-week period ended April 20, 2003, earnings per diluted share were $0.41 compared with earnings before cumulative effect of change in accounting principle of $0.41 per share in the 16-week period ended April 21, 2002. Revenues in the first quarter increased 43.7% to $215.1 million from $149.6 million in the prior-year period. Net earnings for the first quarter increased 10.4% to $8.9 million compared with earnings before cumulative effect of change in accounting principle of $8.1 million in the first quarter of 2002. Net earnings for the first quarter of 2002 were $1.9 million, or $0.10 per diluted share.

         The Company incurred an after-tax charge of $6.1 million, or $0.31 per diluted share, which was recorded as a cumulative effect of a change in accounting principle as of the beginning of fiscal 2002 for the goodwill related to the purchase of the Stoney River concept in May 2000.

         Gregory L. Burns, chairman and chief executive officer, said, "Heading into the quarter, we had anticipated much better sales performance. The effect of severe weather, a weak economy and the war in Iraq were clearly challenges for us in the quarter. However, with our operating statistics such as turnover and consumer shopper reports at their best levels in ten years, we believe the current environment highlights the importance of the price/value relationship, high quality food and great service. Our management team remains focused on continuing to improve operating fundamentals and running great restaurants - the same focus that has produced a proven track record of sales and earnings growth.

         "We are taking a conservative stance in our near-term outlook until we see signs of a sustained improvement in the economy. This current outlook notwithstanding, we are confident the economy will improve and casual dining will continue to offer favorable growth opportunities. With a broad geographic reach created by multiple concepts, we are well positioned to benefit from any recovery in consumer confidence."


                                     -MORE-


            3038 Sidco Drive - Nashville, TN 37204 - (615) 256-8500

CHUX Reports First Quarter Results
Page 2
May 13, 2003



O'Charley's Restaurants

         Restaurant sales for O'Charley's increased 9.9% to $158.2 million for the first quarter reflecting the addition of ten new restaurants during the quarter and a 2.0% decrease in comparable restaurant sales. New units opened in Indianapolis, IN, Birmingham, AL, which replaced a closed restaurant, Hendersonville, NC, Fort Wayne, IN, Knoxville, TN, Kansas City, MO, Murfreesboro, TN, Jacksonville, FL, Chattanooga, TN and Richmond, VA, during the first quarter; and in Atlanta, GA, Barboursville, WV, Wilmington, NC, and Opelika, AL, to date in the second quarter of 2003, bringing the total number of O'Charley's restaurants to 195. The Company plans to open a total of eight new O'Charley's restaurants in the second quarter and expects to open approximately 27 to 28 O'Charley's restaurants in 2003.

Ninety Nine Restaurant & Pub Restaurants

         Restaurant sales for Ninety Nine were $48.6 million for the first quarter. Comparable restaurant sales, calculated as if the Company had owned Ninety Nine for the entire period, were up 1.0% compared with the prior-year period. Comparable store sales for the period January 27, 2003 (the date the Company acquired Ninety Nine), to April 20, 2003, were up 0.3% compared with the same period a year ago. Consolidated results for the Company's first quarter of 2003 include the results of operations of Ninety Nine for the period subsequent to January 27, 2003. Three new Ninety Nine restaurants have opened to date in 2003, bringing the total to 80 Ninety Nine restaurants. The Company expects to open two new restaurants in the second quarter and a total of approximately 10 new restaurants in 2003.

         Burns stated, "We are pleased with the positive contribution Ninety Nine had to earnings per share during the first quarter. The integration of Ninety Nine continues to proceed smoothly, and the sharing of best practices as a result of this integration is having a positive effect on many aspects of our operations. Ninety Nine continued to keep its industry-leading low turnover and executed its store opening plan during the quarter. In light of the current environment, we are excited about the solid operating fundamentals at Ninety Nine and the concept's contributions towards our long-term growth."

Stoney River Legendary Steaks Restaurants

         First quarter sales for Stoney River Legendary Steaks increased 54.5% to $6.6 million. Comparable restaurant sales decreased 5.6% on a base of three stores. As expected, the Company did not open any Stoney River restaurants during the quarter. The Company revised its store opening plan for Stoney River and does not anticipate any new store openings for this concept in 2003 as the slowing economy has had a significant impact on higher-end steakhouses. The Company remains committed to expanding this concept as the economy improves.

Outlook

         The Company stated that it expects to report net earnings per diluted share of approximately $0.30 to $0.34 for the second quarter ending July 13, 2003. These projected results for the second quarter are based upon anticipated comparable restaurant sales results that are flat to 1% below the prior-year period for the O'Charley's concept and comparable restaurant sales results that are flat to 1% above the prior-year period for the Ninety Nine concept in the second quarter.

         The Company stated that it expects to report net earnings per share for fiscal 2003 in the mid-$1.40 range. This estimate is based upon comparable restaurant sales results that are flat to 1% below the prior-year period and approximately 27 to 28 new restaurants for the O'Charley's concept; comparable restaurant sales results that are flat to 1% above the prior year and approximately 10 new restaurants for the Ninety Nine concept; and an approximate $3.2 million pre-tax investment associated with the introduction of an improved benefits program for hourly co-workers.


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
CHUX Reports First Quarter Results
Page 3
May 13, 2003



Investor Conference Call and Web Simulcast

         O'Charley's will conduct a conference call on its first quarter earnings release on May 14, 2003, at 10:00 a.m. EDT. The number to call for this interactive teleconference is (913) 981-5509. A replay of the conference call will be available until May 21, 2003, by dialing (719) 457-0820 and entering the passcode, 258443.

         The Company will also provide an on-line Web simulcast and rebroadcast of the conference call. The live broadcast of O'Charley's quarterly conference call will be available on-line at the Company's Website at www.ocharleys.com, as well as www.streetevents.com, www.companyboardroom.com and www.vcall.com, on May 14, 2003, beginning at 10:00 a.m. EDT. The on-line replay will follow shortly after the call and continue until May 28, 2003.

         O'Charley's Inc. operates 195 O'Charley's restaurants in 16 states in the Southeast and Midwest. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood, chicken that is always fresh and never frozen, popular homemade yeast rolls, fresh-cut salads with special-recipe salad dressings and their signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub in 80 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing great food at great prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts, all served in generous portions. In addition, the Company currently operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

         This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the Company's ability to successfully integrate the Ninety Nine Restaurant & Pub acquisition, the possible adverse effect that the war with Iraq or other hostilities may have on our results of operations and the other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2002, under the caption "Forward-looking Statements/Risk Factors" and in the Company's other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives and plans will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



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


CHUX Reports First Quarter Results
Page 4
May 13, 2003



                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
              SIXTEEN WEEKS ENDED APRIL 20, 2003 AND APRIL 21, 2002

                                                                         2003(1)                       2002
                                                                   --------------------        --------------------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
    Restaurant sales                                               $213,282       99.2%        $148,220       99.1%
    Commissary sales                                                  1,802        0.8%           1,412        0.9%
                                                                   --------------------        --------------------
                                                                    215,084      100.0%         149,632      100.0%
Costs and Expenses:
    Cost of restaurant sales:
      Cost of food and beverage                                      59,307       27.8%          43,013       29.0%
      Payroll and benefits                                           69,202       32.4%          46,491       31.4%
      Restaurant operating costs                                     38,807       18.2%          24,905       16.8%
    Cost of commissary sales                                          1,692        0.8%           1,322        0.9%
    Advertising, general and administrative expenses                 16,399        7.6%          10,793        7.2%
    Depreciation and amortization                                     9,959        4.6%           7,363        4.9%
    Preopening costs                                                  2,381        1.1%           1,799        1.2%
                                                                   --------------------        --------------------
                                                                    197,747       91.9%         135,686       90.7%
                                                                   --------------------        --------------------

Income from Operations                                               17,337        8.1%          13,946        9.3%

Other (Income) Expense:
    Interest expense, net                                             3,747        1.7%           1,720        1.1%
    Other, net                                                          (43)       0.0%            (123)      (0.1)%
                                                                   --------------------        --------------------
                                                                      3,704        1.7%           1,597        1.0%
                                                                   --------------------        --------------------

Earnings Before Income Taxes                                         13,633        6.3%          12,349        8.3%
Income Taxes                                                          4,738        2.2%           4,291        2.9%
                                                                   --------------------        --------------------

Earnings before cumulative effect of
    change in accounting principle                                    8,895        4.1%           8,058        5.4%
Cumulative effect of change in accounting principle, net                  0        0.0%          (6,123)      (4.1)%
                                                                   --------------------        --------------------
Net Earnings                                                       $  8,895        4.1%        $  1,935        1.3%
                                                                   ====================        ====================

Basic Earnings per Share:
    Earnings before cumulative effect of
      change in accounting principle                               $   0.43                    $   0.43
    Cumulative effect of change in accounting principle, net           0.00                       (0.33)
                                                                   --------                    --------
    Net Earnings                                                   $   0.43                    $   0.10
                                                                   ========                    ========
    Weighted Average Shares Outstanding                              20,795                      18,536
                                                                   ========                    ========

Diluted Earnings per Share:
    Earnings before cumulative effect of
      change in accounting principle                               $   0.41                    $   0.41
    Cumulative effect of change in accounting principle, net           0.00                       (0.31)
                                                                   --------                    --------
    Net Earnings                                                   $   0.41                    $   0.10
                                                                   ========                    ========
    Weighted Average Shares Outstanding                              21,818                      19,728
                                                                   ========                    ========

(1) Consolidated results for the Company's first quarter of 2003 include the results of operations of Ninety Nine for the period subsequent to January 27, 2003.

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
CHUX Reports First Quarter Results
Page 5
May 13, 2003


                                O'CHARLEY'S INC.
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                     AT APRIL 20, 2003 AND DECEMBER 29, 2002

                                                           2003          2002
                                                         --------      --------
                                                             (in thousands)
Cash                                                     $  3,143      $  8,311
Other current assets                                       45,989        32,593
Property and equipment, net                               444,309       381,553
Other assets                                              128,206         6,334
                                                         --------      --------
         Total assets                                    $621,647      $428,791
                                                         ========      ========

Current liabilities                                      $ 81,156      $ 62,321
Deferred income taxes                                       7,866         7,796
Long-term debt                                            210,658        98,164
Capitalized lease obligations                              32,635        25,923
Other liabilities                                           6,112         4,623
Shareholders' equity                                      283,220       229,964
                                                         --------      --------
         Total liabilities and shareholders' equity      $621,647      $428,791
                                                         ========      ========



                                      -END-